Exhibit 16.1


                            BRAVERMAN & COMPANY, P.C.
                          Certified Public Accountants
                               1255 McDonald Drive
                               PRESCOTT, AZ 86303
                                CELL 602-881-3870
                      PHONE  928-771-1122, FAX 928-777-8378
                                hiluv007@aol.com


July 26, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of the 8-K dated July 30, 2004 of China Granite Corporation, and are in agreement with the statements concerning our firm contained therein.

/s/  Braverman & Company, P.C.
     Prescott, Arizona


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